UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2010

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	333-167634	58-2659667
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 23, 2010, Charter Financial Corporation, a federal corporation (the “Company”), issued a press release announcing the pricing of its stock offering pursuant to its Stock Issuance Plan.  The Company will sell 4.4 million shares at $7.78 per share, for gross proceeds of approximately $34.2 million.

The Company anticipates completing the stock offering on September 29, 2010.  The Company also expects that shares of its common stock will begin trading on the Nasdaq Capital Market under the symbol CHFN on September 29, 2010, and will no longer be quoted on the OTC Bulletin Board.

A copy of the Company’s press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Press release dated September 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date: September 24, 2010	By:	/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer